UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2017
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement and Securities Purchase Agreement

On August 9, 2017, Aevi Genomic Medicine, Inc. (“the Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the Children’s Hospital of Philadelphia Foundation (“CHOP Foundation”) as the lead purchaser and certain other existing institutional and accredited investors (collectively, the “Purchasers”), providing for the sale by the Company of an aggregate of 22,222,222 shares (the “Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), and warrants to purchase up to an aggregate of 3,953,904 shares of Common Stock (the “Warrants”) at a purchase price of $1.26 per share of Common Stock and accompanying Warrants (the “Offering”). The purchase price to be paid for the securities represents a 3% premium to the volume weighted-average price based on the closing bid on the Nasdaq Global Market for the ten trading days prior to and including, August 4, 2017. The Warrants will be exercisable at price of $2.84 per share of Common Stock, and will expire five years after the date of issuance. The CHOP Foundation has committed to provide up to an additional $5.0 million of equity financing through June 30, 2018, subject to certain terms and conditions.

The aggregate gross proceeds for the Offering will be approximately $28.0 million. The Company intends to use the net proceeds from the Offering primarily to further the development of its two lead clinical programs, to support its ongoing collaboration with the Children’s Hospital of Philadelphia, to develop other product candidates and for general corporate purposes. The closing of the Offering (the “Closing”) is subject to the stockholder approval discussed below and the satisfaction of customary closing conditions.

The CHOP Foundation will enter into a lock-up agreement at Closing, pursuant to which it will agree to certain restrictions on transfer of the securities purchased by it until the earliest of (i) June 30, 2018, (ii) two business days after the release of data from the Company’s ongoing AEVI-001 Phase 2 trial and (iii) the occurrence of a Material Adverse Change (as defined in the Purchase Agreement).

From the date of the Purchase Agreement until the later of (i) the effective date of the Resale Registration Statement (as defined below) or (ii) if the CHOP Foundation’s lock-up agreement is no longer in effect, thirty (30) days after such effective date, the Company will be prohibited from issuing any shares of Common Stock or Common Stock equivalents, subject to certain permitted exceptions.

The CHOP Foundation will have the right to nominate a director to the Company’s Board of Directors so long as it beneficially owns at least 10% of the Company’s outstanding Common Stock.

Jefferies LLC served as financial advisor to the Company and Evercore Group LLC served as financial advisor to the CHOP Foundation in connection with the Offering.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers has represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The securities sold and issued in the Offering have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Stockholder Approval

The Closing is subject to the Company obtaining stockholder approval pursuant to Nasdaq Listing Rule 5635. The Company intends to file a preliminary proxy statement followed by a definitive proxy statement with the SEC relating to the stockholder approval to be voted on by the Company’s stockholders at a special meeting expected to be held in October 2017. If stockholder approval for the Offering is not obtained within 90 days of signing the Purchase Agreement, the Purchasers have the right to terminate the Offering and the Company will be obligated to pay up to an aggregate of $1.0 million of the Purchasers’ fees and expenses.

Registration Rights Agreement

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC within 60 days after the Closing for purposes of registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants. The Company also agreed to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 90 days after the Closing (120 days in the event the Resale Registration Statement is reviewed by the SEC). The Company also granted the Purchasers certain demand and piggyback registration rights. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Transaction Documents

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Offering and the Purchase Agreement, the Warrants and the Registration Rights Agreement, is qualified in its entirety by reference to the form of Purchase Agreement, the form of Warrant and the form of Registration Rights Agreement, which are filed hereto as Exhibits 10.1, 4.1 and 10.2 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Offering and the issuance of the Shares and the Warrants included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits attached hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company’s ability to obtain stockholder approval for the Offering, the expected timing of the Closing, the Company's development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning, “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, those discussed in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Should any of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this Current Report on Form 8-K, including the exhibits attached hereto, may not occur.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Brian D. Piper
Name: Brian D. Piper
Title: Chief Financial Officer and Corporate Secretary

Date: August 11, 2017

Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement